UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) May 2, 2006

PROQUEST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3246	36-3580106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

777 Eisenhower Parkway, PO Box 1346	48106-1346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (734) 761-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

A. Credit Agreement Documentation

On May 2, 2006, ProQuest Company (the “Company”) entered into a series of agreements with its bank lenders and private placement note holders related to certain of its debt obligations. A summary of the agreements is set forth below.

Pursuant to the Waiver and Omnibus Amendment Agreement (the “Waiver Agreement”), dated May 2, 2006, by and among ProQuest Company (the “Company”), each of the other lenders party thereto (the “Lenders”) and LaSalle Bank Midwest National Association, as collateral agent, the Lenders agreed not exercise remedies available to them resulting from the Company’s defaults under its Credit Agreement dated as of January 31, 2005 (the “2005 Credit Agreement”), Note Purchase Agreement, dated as of October 1, 2002 (the “2002 Note Agreement”) and Note Purchase Agreement dated as of January 31, 2005 (the “2005 Note Agreement”). This Waiver Agreement is effective until November 30, 2006, and is subject to ProQuest’s ongoing compliance with certain additional covenants. Under the terms of the Waiver Agreement, this waiver is automatically extended to January 31, 2007 if each of the following obligations are satisfied: (i) the superpriority credit facility described below is repaid in full; (ii) the completion of the Company’s investigation with respect to certain accounting issues and presentation of the results of the investigation to the Lenders; (iii) delivery to each Lender of an audited consolidated balance sheet of the Company as of December 31, 2005 and audited statements of income, changes in shareholders’ equity and cash flows of the Company and its subsidiaries for the fiscal year ended December 31, 2005, together with the opinion and certification of independent certified public accountants; and (iv) delivery to each Lender of an unaudited internally prepared consolidated balance sheet as of September 30, 2006, projections of results of operations of the Company and its subsidiaries for the 2006 and 2007 fiscal years and its business and restructuring plan. Pursuant to the Waiver Agreement, the 2005 Credit Agreement, the 2002 Note Agreement and the 2005 Note Agreement are amended to provide that the covenants, events of default and other provisions are substantially the same among those agreements. In addition, the financial covenants under the 2005 Credit Agreement, the 2002 Note Agreement and the 2005 Note Agreement are replaced by monthly EBITDA and capital expenditures financial covenants. The Waiver Agreement provides that existing amounts outstanding under the 2005 Credit Agreement that repaid may not be reborrwed and the 2005 Credit Agreement’s swingline facility is cancelled. The Waiver Agreement also provides for the Company to (i) grant a security interest in substantially all its and its domestic subsidiaries’ assets and to provide guarantees from all of its domestic subsidiaries with respect to the existing credit agreements and the superpriority credit facility (described below), (ii) pay interest at rates that are on average approximately 175 basis points higher than under the existing credit agreements, and (iii) pay various fees, including a waiver fee applicable only to the existing credit agreements of 25 basis points ($1.3 million), and a 100 basis point fee ($560,000) on the superpriority credit facility. Under the terms of the Waiver Agreement, the Lenders have the right to review the Company’s performance under the Waiver Agreement on a monthly basis. If the Company fails to comply with the covenants set forth in the Waiver Agreement, the Lenders have the right to declare the Company in default, cease making advances under the superpriority credit facility and accelerate the repayment of the Company’s debt under both the existing credit agreements and the superpriority credit facility.

Under the Waiver Agreement and the Credit Agreement, dated as of May 2, 2006 (the “2006 Credit Agreement”), by and among the Company, the various financial institutions party thereto (the “2006 Lenders”) and ING Investment Management LLC, as administrative agent, the 2006 Lenders and the lenders under the 2005 Credit Agreement provided the Company with a superiority credit facility in an amount up to $56 million in the aggregate, so long as the Company is in compliance with the underling terms and conditions of the Waiver Agreement.

The 2005 Credit Agreement, the 2006 Credit Agreement, the 2002 Note Agreement and the 2005 Note Agreement (collectively, the “Debt Documents”) contain terms and provisions (including representations, covenants and conditions) customary for transactions of this type. The financial covenants include the minimum EBITDA and maximum capital expenditures tests. Other covenants include limitations on additional indebtedness, liens, settling of claims and debts, restricted payments, restricted investments, modification of certain agreements and instruments employee compensation arrangements, payment of fees or compensation to other holders of debt, settlement of litigation, prohibition on certain contracts, restrictive agreements, line of business, consolidations, mergers, acquisitions and dispositions, transactions with affiliates, amendments to debt documents and changes to the Company’s fiscal year. The Debt Documents also contains customary events of default, including nonpayment of principal, interest, fees or other amounts; inaccuracy of representations and warranties; violation of covenants; certain bankruptcy events; cross-defaults to other material obligations and other indebtedness; non compliance with the Waiver Agreement; change of control of events; material judgments; certain pension plan events; and the invalidity of the loan documents (including the Intercreditor Agreement). If an event of default occurs and is continuing under the Debt Documents, the Lenders may terminate their obligations thereunder and may accelerate the payment by the Company and the subsidiary guarantors of all of the obligations due under the Debt Documents.

On May 2, 2006, the Company entered into a Collateral Agency and Intercreditor Agreement (the “Intercreditor Agreement”) with the Lenders and LaSalle Bank Midwest National Association, as Collateral Agent. The Intercreditor Agreement provides for, among other things, the sharing of payments received in respect of the Company’s and the Company’s domestic subsidiaries’ assets and other intercreditor issues.

In connection with the Waiver Agreement, the Company and its domestic subsidiaries entered into a Guaranty and Collateral Agreement (the “Guaranty Agreement”) on May 2, 2006 in favor of LaSalle Bank Midwest National Association, as collateral agent. Pursuant to the Guaranty Agreement, the Company and its domestic subsidiaries guaranteed obligations and liabilities under the 2005 Credit Agreement, the 2006 Credit Agreement, the 2002 Note Agreement and the 2005 Note Agreement and pledged substantially all of these assets to secure such obligations and liabilities.

The foregoing summaries of the Waiver Agreement, the Credit Agreement, the Intercreditor Agreement and the Guaranty Agreement do not purport to be complete and are qualified in their entirety by reference to the copies of the Waiver Agreement, the Credit Agreement, the Intercreditor Agreement and the Guaranty Agreement attached hereto as exhibits 4.6, 4,7, 4.8 and 4.9, respectively.

B. CONDITIONAL CANCELLATION OF A PORTION OF CEO LTIP AWARD TO FUND EXECUTIVE RETENTION AGREEMENTS

On May 2, 2006, Alan W. Aldworth, the Company’s Chairman and Chief Executive Officer, agreed to cancel a portion of his long term incentive plan shares awarded under the 2003 ProQuest Strategic Performance Plan if needed to provide availability for awards under retention agreements that the Company will enter into in the future with certain executive officers of the Company in connection with the restatement and as required by the Waiver Agreement.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under the heading “A. Credit Agreement Documentation” is incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE.

On May 2, 2006, the Company issued a press release announcing that it had reached an agreement with its bank lenders and private placement noteholders. The Company also announced that the Securities and Exchange Commission issued a formal order of investigation in connection with the Company’s restatement of its financial results. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

d) Exhibits

4.6	Waiver and Omnibus Amendment Agreement, dated as of May 2, 2006, by and among ProQuest Company, the lenders party thereto and LaSalle Bank Midwest National Association, f/k/a Standard Federal Bank, N.A., as administrative agent for the lenders.

4.7	Credit Agreement, dated as of May 2, 2006, by and among ProQuest Company, the various financial institutions party thereto, and ING Investment LLC, as administrative agent.

4.8	Collateral Agency and Intercreditor Agreement, dated as of May 2, 2006, among the ProQuest Company, of certain subsidiaries of ProQuest Company and the secured parties identified thereto.

4.9	Guaranty and Collateral Agreement, dated as of May 2, 2006, by and among ProQuest Company, the other parties thereto, and LaSalle Bank Midwest National Association.

99.1	Press Release issued on May 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROQUEST COMPANY
(Registrant)

DATE May 5, 2006	BY	/s/ Todd Buchardt
Todd Buchardt
Senior Vice President and General Counsel